Exhibit 99.1

Republic Bancorp, Inc. Reports a 63% Year-Over-Year Increase in Third Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 19, 2018--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report third quarter net income of $17.4 million, a 63% increase over the third quarter of 2017, resulting in Diluted Earnings per Class A Common Share (“Diluted EPS”) of $0.83. Year-to-date net income was $60.5 million, a $19.8 million, or 48%, increase from the same period in 2017, resulting in return on average assets (“ROA”) and return on average equity (“ROE”) of 1.57% and 12.23% for the first nine months of 2018.

Pre-tax earnings for the third quarter of 2018 increased 17% over the third quarter of 2017. As with the previous two quarters of 2018, the Company’s performance metrics for the third quarter of 2018 were positively impacted by the 2017 Tax Cuts and Jobs Act (“TCJA”)(1), which, among other things, lowered the federal corporate tax rate from 35% to 21%, effective January 1, 2018. The Company estimates that the lower effective tax rate alone benefitted its third quarter 2018 metrics by increasing net income approximately $1.9 million, Diluted EPS by $0.09, ROA by 0.15%, and ROE by 1.13%. In addition to the income tax benefit received from the TCJA, the Company also recognized an additional $2.8 million in federal income tax benefits during the third quarter of 2018 as discussed later in this release.

Steve Trager, Chairman & CEO of Republic commented, “We remain excited with the continued growth in our pre-tax earnings this quarter and are pleased to optimize the benefits of the changing federal tax regime. While both loan and deposit origination activity remain solid at our Core Bank, the current interest-rate environment has fueled fierce competition for many bank products and will continue to present challenges for all players in the industry to grow in the future. Despite these challenges, we remain optimistic about our ability to grow prudently, while managing both the credit risk in our loan portfolio and the interest rate risk of the organization.”

The following table highlights Republic’s financial performance for the third quarters and nine months ended September 30, 2018 and 2017:

(dollars in thousands, except per share data)
	Total Company Financial Performance Highlights
	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change

Income Before Income Taxes*	$19,209	$16,434	$2,775	17%	$73,935	$61,774	$12,161	20%
Net Income*	17,411	10,706	6,705	63	60,546	40,794	19,752	48
Diluted Earnings per Class A Common Stock	0.83	0.51	0.32	63	2.90	1.96	0.94	48
Return on Average Assets	1.37%	0.89%	NA	54	1.57%	1.14%	NA	38
Return on Average Equity	10.31	6.76	NA	53	12.23	8.71	NA	40

NA – Not applicable
*See segment data at the end of this earnings release

Results of Operations for the Third Quarter of 2018 Compared to the Third Quarter of 2017

Core Bank(2) – Net income from Core Banking was $15.4 million for the third quarter of 2018, an increase of $5.1 million, or 50%, over the third quarter of 2017. Benefitting from growth in net interest income and noninterest income, as well as continued strong credit quality, the Core Bank’s pre-tax income for the third quarter of 2018 increased $1.6 million, or 10%, over the same period in 2017. Growth in the Core Bank’s bottom line outpaced growth in pre-tax income due to approximately $4.0 million in total benefits recognized during the quarter resulting from the previously mentioned federal income tax benefits.

Core Bank net interest income increased $3.0 million, or 7%, over the third quarter of 2017 driven by an increase of eight basis points in the Core Bank’s net interest margin and further complemented by growth of $188 million, or 5%, in the Core Bank’s quarterly loan average. The table below presents the overall change in the Core Bank’s net interest income, as well as average and period-end loan balances by origination channel:

	Net Interest Income
	for the
(dollars in thousands)	Three Months Ended Sep. 30,
Origination Channel	2018	2017	$ Change	% Change

Traditional Network	$40,488	$35,382	$5,106	14%
Warehouse Lending	4,414	4,737	(323)	(7)
Correspondent Lending	236	307	(71)	(23)
2012-FDIC Acquired Loans	64	1,809	(1,745)	(96)
Total Core Bank	$45,202	$42,235	$2,967	7

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Sep. 30,				Sep. 30,
Origination Channel	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change

Traditional Network	$3,366,569	$3,152,032	$214,537	7%	$3,384,623	$3,203,673	$180,950	6%
Warehouse Lending	541,592	535,703	5,889	1	561,813	571,160	(9,347)	(2)
Correspondent Lending	101,209	127,905	(26,696)	(21)	99,096	125,643	(26,547)	(21)
2012-FDIC Acquired Loans	5,808	11,409	(5,601)	(49)	5,697	9,906	(4,209)	(42)
Total Core Bank	$4,015,178	$3,827,049	$188,129	5	$4,051,229	$3,910,382	$140,847	4

The primary drivers of the changes in the Core Bank’s average loan balances and net interest income for the third quarter of 2018, as compared to the third quarter of 2017, follow:

  The Traditional Network experienced solid growth in average loan balances of $215 million, or 7%, from the third quarter of 2017 to the third quarter of 2018. This growth was largely concentrated in the commercial loan sector, with average commercial real estate balances growing $101 million, or 9%, and average commercial and industrial balances growing $55 million, or 20%.
  The Core Bank’s 2012 FDIC-Acquired loans contributed $1.7 million less in net interest income during the third quarter of 2018 compared to the same period in 2017, as substantially all of the remaining accretable discount on the acquired loans had been recognized by December 31, 2017.
  The difference between the Core Bank’s net interest margin and net interest spread was 30 basis points during the third quarter of 2018 compared to 23 basis points during the third quarter of 2017. The differential between the net interest margin and net interest spread represents the value of the Core Bank’s noninterest-bearing deposits and stockholders’ equity to its net interest margin. Because of rising short-term interest rates from September 30, 2017 to September 30, 2018, as measured by the increase of 100 basis points in the Federal Funds Target Rate during this period, the contribution of the Core Bank’s noninterest-bearing deposits and stockholders’ equity to the net interest margin increased significantly.
  An internal change in the way the Company assigns a cost of funds to Warehouse Lending (“Warehouse”) through its Funds Transfer Pricing (“FTP”) methodology resulted in the Warehouse segment’s fluctuation in net interest income. Effective January 1, 2018, the Company changed its Warehouse FTP methodology to be more consistent with the FTP methodology used for other Core Bank loan products with similar pricing and duration characteristics. This change in FTP methodology had a $272,000 negative comparable impact on the Warehouse net interest income for the third quarter of 2018 and a corresponding positive comparable impact of $272,000 to the Traditional Network’s net interest income.

The Core Bank’s provision for loan and lease losses (“Provision”) decreased to $513,000 for the third quarter of 2018 from $609,000 for the same period in 2017, with the Provision for both periods primarily reflecting general loss reserves for loan growth with no significant loan-specific losses recorded during either period. Overall, the Core Bank’s credit quality metrics remained strong from period to period, with the Core Bank’s ratios of nonperforming loans to total loans and delinquent loans to total loans remaining near historically low levels.

The table below presents the Core Bank’s credit quality metrics:

	As of and for the:
	Quarters Ended:			Years Ended:
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Core Banking Credit Quality Ratios	2018	2018	2018	2017	2016	2015

Nonperforming loans to total loans	0.42%	0.43%	0.37%	0.36%	0.42%	0.66%

Nonperforming assets to total loans (including OREO)	0.42	0.43	0.38	0.36	0.46	0.70

Delinquent loans to total loans(3)	0.29	0.21	0.21	0.21	0.18	0.35

Net charge-offs to average loans	0.04	—	0.06	0.04	0.05	0.05
(Quarterly rates annualized)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $9.4 million during the third quarter of 2018, a $1.1 million, or 13%, increase from the $8.3 million achieved during the third quarter of 2017. The following factors primarily drove this increase:

  Mortgage banking income increased $258,000, with secondary market loan originations increasing from $43 million during the third quarter of 2017 to $49 million during the third quarter of 2018.
  Interchange fee income increased $289,000, or 12%, driven primarily by a 10% year-over-year increase in active debit cards.

Core Bank noninterest expenses increased $2.5 million, or 7%, during the third quarter of 2018 compared to the third quarter of 2017. The following primarily drove the increase:

  Salaries and employee benefits expense increased $2.3 million, or 13%, driven partially by annual merit increases, partially by an increase of approximately 87 Core Bank full-time-equivalent employees (“FTEs”) over the previous 12 months, and partially by a $1.1 million increase in incentive compensation, as the Company remained on pace during the first nine months of 2018 to achieve some of its more aggressive budgeted targets for the year, resulting in expected higher incentive payouts.
  New and upgraded technology implemented in the previous 12 months to support several key strategic Core Bank initiatives caused data processing expenses to increase $495,000, or 33%. Such initiatives include improving the Company’s client relationship management system, its online banking functionality, and the overall security of client information and assets.
  Offsetting the increases above, Occupancy expense decreased $493,000. During the third quarter of 2017, the Core Bank recorded a $907,000 impairment charge for a property the Company began marketing for sale. Partially offsetting the impact of this prior-year non-recurring item was an 8% increase in depreciation expense associated with facility expansions and renovations from the previous year.

Republic Processing Group(4)

Republic Processing Group (“RPG”) reported net income of $2.1 million for the third quarter of 2018 compared to $495,000 for the same period in 2017, with the previously mentioned income tax benefits contributing approximately $712,000 to the increase. Strong revenue growth within the Republic Credit Solutions (“RCS”) segment drove the majority of the increase in RPG’s net income for the quarter. RCS profitability remains concentrated in its line-of-credit product, with revenues for this product increasing $1.5 million, or 23%, from the third quarter of 2017.

Partially offsetting revenue growth within the RCS segment, the Tax Refund Solutions (“TRS”) segment of RPG reported an expected net loss of $452,000 for the third quarter of 2018 compared to a net loss of $1.1 million for the third quarter of 2017. The TRS segment of RPG accounts for a significant portion of RPG’s annualized revenues but derives substantially all of its revenues during the first and second quarters of the year and historically operates at a net loss during the second half of the year, as the Company prepares for the next tax season.

Total Company Income Tax Expense

In addition to the income tax benefit received from the TCJA, Republic also recognized additional federal income tax benefits of approximately $2.8 million during the third quarter of 2018 as part of preparing its fiscal-year 2017 federal tax return due October 15, 2018. The Company considers approximately $2.6 million of the $2.8 million in federal income tax benefits to be nonrecurring in nature, with a portion of the remaining benefits to be realizable in the future.

During the third quarter, the Company completed two separate studies and a tax-accounting-method change that positively impacted income taxes for its 2017 federal tax return and amended filings dating back to fiscal year 2014. As it relates to the two separate studies, the Company recorded benefits for both a fixed asset cost-segregation study and a Research and Development (“R&D”) tax-credit study. The R&D tax-credit study resulted in the recognition of R&D credits dating back to 2014. Due to the innovative nature of its business operations, the Company is optimistic that it will continue to qualify for a portion of these federal tax credits annually into the future. The Company also recorded a nonrecurring tax benefit as a result of a cost-segregation study that assigned revised tax lives to select fixed assets based on a detailed engineering-based analysis. The more detailed classification of fixed assets allowed the Company a large one-time recognition of additional depreciation expense for its 2017 federal tax return at a 35% income tax rate, as opposed to the TCJA rate of 21% it previously expected to receive for these deductions in the future.

In addition to the two studies, the Company also filed for an automatic change in accounting method in combination with its 2017 federal tax return related to the immediate recognition of loan origination costs for income tax purposes, as opposed to the amortization of those costs over the life of the loan. The Company estimates that the $2.8 million benefit of all three of these distinct tax-related items also increased its third quarter 2018 Diluted EPS by $0.13, ROA by 0.22%, and ROE by 1.68%.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 45 full-service banking centers and one loan-production office throughout five states: 32 banking centers in 11 Kentucky communities - Covington, Crestview Hills, Elizabethtown, Florence, Frankfort, Georgetown, Lexington, Louisville, Owensboro, Shelbyville, and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville, and New Albany; seven banking centers in six Florida communities (Tampa MSA) – Largo, Port Richey, St. Petersburg, Seminole, Tampa, and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville MSA) and one loan-production office in Brentwood (Nashville MSA); and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately branded, nation-wide digital banking at www.mymemorybank.com. The Company has $5.2 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here. ®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy, the ability for the Company to benefit from future research and development tax credits, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2017. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Sep. 30, 2018	Dec. 31, 2017	Sep. 30, 2017
Assets:
Cash and cash equivalents	$365,512	$299,351	$329,862
Investment securities	513,766	591,458	523,896
Loans held for sale	28,899	16,989	13,135
Loans	4,136,195	4,014,034	3,957,512
Allowance for loan and lease losses	(43,824)	(42,769)	(40,191)
Loans, net	4,092,371	3,971,265	3,917,321
Federal Home Loan Bank stock, at cost	32,067	32,067	32,067
Premises and equipment, net	45,945	45,605	44,845
Goodwill	16,300	16,300	16,300
Other real estate owned ("OREO")	70	115	167
Bank owned life insurance ("BOLI")	64,491	63,356	62,972
Other assets and accrued interest receivable	62,933	48,856	52,609
Total assets	$5,222,354	$5,085,362	$4,993,174

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,103,461	$1,022,042	$1,040,414
Interest-bearing	2,463,224	2,411,116	2,309,315
Total deposits	3,566,685	3,433,158	3,349,729

Securities sold under agreements to repurchase and other short-term borrowings	163,768	204,021	173,311
Federal Home Loan Bank advances	715,000	737,500	757,500
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	58,851	37,019	38,107
Total liabilities	4,545,544	4,452,938	4,359,887

Stockholders' equity	676,810	632,424	633,287
Total liabilities and stockholders' equity	$5,222,354	$5,085,362	$4,993,174

Average Balance Sheet Data
	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2018	2017	2018	2017
Assets:
Investment securities, including FHLB stock	$530,468	$552,821	$529,731	$578,963
Federal funds sold and other interest-earning deposits	265,111	208,688	274,773	174,538
Loans, including loans held for sale	4,112,926	3,875,420	4,095,901	3,785,639
Total interest-earning assets	4,908,505	4,636,929	4,900,405	4,539,140
Total assets	5,101,286	4,834,653	5,150,774	4,783,434

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,076,967	$1,052,162	$1,180,187	$1,082,361
Interest-bearing deposits	2,476,088	2,249,436	2,434,407	2,228,731
Securities sold under agreements to repurchase and other short-term borrowings	213,195	208,160	216,070	202,018
Federal Home Loan Bank advances	574,130	618,750	571,136	572,390
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,304,653	3,117,586	3,262,853	3,044,379
Stockholders' equity	675,470	633,874	660,179	624,164

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2018	2017	2018	2017

Total interest income(5)	$61,090	$53,725	$193,279	$162,429
Total interest expense	8,057	5,418	21,497	14,547
Net interest income	53,033	48,307	171,782	147,882

Provision for loan and lease losses	4,077	4,221	26,264	21,633

Noninterest income:
Service charges on deposit accounts	3,579	3,395	10,708	10,032
Net refund transfer fees	149	177	19,974	18,329
Mortgage banking income	1,360	1,102	3,696	3,707
Interchange fee income	2,757	2,475	8,315	7,348
Program fees	1,686	1,597	4,705	3,972
Increase in cash surrender value of BOLI	385	394	1,135	1,178
Net gains on OREO	248	31	700	422
Other	1,301	1,203	4,073	3,236
Total noninterest income	11,465	10,374	53,306	48,224

Noninterest expense:
Salaries and employee benefits	22,846	20,505	69,446	61,731
Occupancy and equipment, net	6,279	6,806	18,891	18,676
Communication and transportation	1,047	1,239	3,670	3,450
Marketing and development	1,449	1,677	3,648	4,090
FDIC insurance expense	360	300	1,230	1,050
Bank franchise tax expense	710	749	4,088	3,974
Data processing	2,350	1,795	7,179	5,142
Interchange related expense	1,138	928	3,243	3,057
Supplies	314	241	998	1,029
OREO expense	2	55	63	284
Legal and professional fees	935	446	2,706	1,794
Other	3,782	3,285	9,727	8,422
Total noninterest expense	41,212	38,026	124,889	112,699

Income before income tax expense	19,209	16,434	73,935	61,774
Income tax expense(1)	1,798	5,728	13,389	20,980

Net income	$17,411	$10,706	$60,546	$40,794

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2018	2017	2018	2017
Per Share Data:

Basic weighted average shares outstanding	20,962	21,153	20,950	20,921
Diluted weighted average shares outstanding	21,120	21,236	21,093	21,000

Period-end shares outstanding:
Class A Common Stock	18,682	18,618	18,682	18,618
Class B Common Stock	2,213	2,243	2,213	2,243

Book value per share(6)	$32.39	$30.36	$32.39	$30.36
Tangible book value per share(6)	31.34	29.29	31.34	29.29

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$0.84	$0.51	$2.92	$1.97
Basic EPS - Class B Common Stock	0.76	0.47	2.65	1.79
Diluted EPS - Class A Common Stock	0.83	0.51	2.90	1.96
Diluted EPS - Class B Common Stock	0.76	0.47	2.64	1.78

Cash dividends declared per Common share:
Class A Common Stock	$0.242	$0.220	$0.726	$0.649
Class B Common Stock	0.220	0.200	0.660	0.590

Performance Ratios:

Return on average assets	1.37%	0.89%	1.57%	1.14%
Return on average equity	10.31	6.76	12.23	8.71
Efficiency ratio(7)	64	65	55	57
Yield on average interest-earning assets(5)	4.98	4.63	5.26	4.77
Cost of average interest-bearing liabilities	0.98	0.70	0.88	0.64
Cost of average deposits(8)	0.51	0.31	0.44	0.27
Net interest spread(5)	4.00	3.93	4.38	4.13
Net interest margin - Total Company(5)	4.32	4.17	4.67	4.34
Net interest margin - Core Bank(2)	3.76	3.68	3.65	3.49

Other Information:

End of period FTEs(9) - Total Company	1,034	970	1,034	970
End of period FTEs - Core Bank	983	896	983	896
Number of full-service banking centers	45	45	45	45

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the		As of and for the
	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2018	2017	2018	2017
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$17,015	$15,475	$17,015	$15,475
Loans past due 90-days-or-more and still on accrual	271	906	271	906
Total nonperforming loans	17,286	16,381	17,286	16,381
OREO	70	167	70	167
Total nonperforming assets	$17,356	$16,548	$17,356	$16,548

Nonperforming Assets - Core Bank(2):
Loans on nonaccrual status	$17,015	$15,475	$17,015	$15,475
Loans past due 90-days-or-more and still on accrual	22	55	22	55
Total nonperforming loans	17,037	15,530	17,037	15,530
OREO	70	167	70	167
Total nonperforming assets	$17,107	$15,697	$17,107	$15,697

Delinquent loans:
Delinquent loans - Core Bank	$11,840	$7,756	$11,840	$7,756
Delinquent loans - RPG(4)	5,986	4,270	5,986	4,270
Total delinquent loans - Total Company	$17,826	$12,026	$17,826	$12,026

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.42%	0.41%	0.42%	0.41%
Nonperforming assets to total loans (including OREO)	0.42	0.42	0.42	0.42
Nonperforming assets to total assets	0.33	0.33	0.33	0.33
Allowance for loan and lease losses to total loans	1.06	1.02	1.06	1.02
Allowance for loan and lease losses to nonperforming loans	254	245	254	245
Delinquent loans to total loans(3)	0.43	0.30	0.43	0.30
Net charge-offs to average loans (annualized)	0.52	0.20	0.82	0.51

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.42%	0.40%	0.42%	0.40%
Nonperforming assets to total loans (including OREO)	0.42	0.40	0.42	0.40
Nonperforming assets to total assets	0.33	0.32	0.33	0.32
Allowance for loan and lease losses to total loans	0.78	0.76	0.78	0.76
Allowance for loan and lease losses to nonperforming loans	184	190	184	190
Delinquent loans to total loans	0.29	0.20	0.29	0.20
Net charge-offs to average loans (annualized)	0.04	0.03	0.03	0.03

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Assets:
Cash and cash equivalents	$365,512	$386,956	$362,122	$299,351	$329,862
Investment securities	513,766	485,622	483,573	591,458	523,896
Loans held for sale	28,899	26,337	14,295	16,989	13,135
Loans	4,136,195	4,195,984	4,052,500	4,014,034	3,957,512
Allowance for loan and lease losses	(43,824)	(45,047)	(52,341)	(42,769)	(40,191)
Loans, net	4,092,371	4,150,937	4,000,159	3,971,265	3,917,321
Federal Home Loan Bank stock, at cost	32,067	32,067	32,067	32,067	32,067
Premises and equipment, net	45,945	46,485	46,792	45,605	44,845
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	70	—	160	115	167
Bank owned life insurance	64,491	64,106	63,727	63,356	62,972
Other assets and accrued interest receivable	62,933	57,135	59,139	48,856	52,609
Total assets	$5,222,354	$5,265,945	$5,078,334	$5,085,362	$4,993,174

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,103,461	$1,061,182	$1,241,127	$1,022,042	$1,040,414
Interest-bearing	2,463,224	2,412,187	2,476,496	2,411,116	2,309,315
Total deposits	3,566,685	3,473,369	3,717,623	3,433,158	3,349,729

Securities sold under agreements to repurchase and other short-term borrowings	163,768	175,291	175,682	204,021	173,311
Federal Home Loan Bank advances	715,000	860,000	440,000	737,500	757,500
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	58,851	52,037	50,535	37,019	38,107
Total liabilities	4,545,544	4,601,937	4,425,080	4,452,938	4,359,887

Stockholders' equity	676,810	664,008	653,254	632,424	633,287
Total liabilities and stockholders' equity	$5,222,354	$5,265,945	$5,078,334	$5,085,362	$4,993,174

Average Balance Sheet Data
	Quarterly Comparison
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Assets:
Investment securities, including FHLB stock	$530,468	$506,209	$552,760	$559,381	$552,821
Federal funds sold and other interest-earning deposits	265,111	276,246	283,161	229,638	208,688
Loans, including loans held for sale	4,112,926	4,092,388	4,082,050	3,967,211	3,875,420
Total interest-earning assets	4,908,505	4,874,843	4,917,971	4,756,230	4,636,929
Total assets	5,101,286	5,074,781	5,278,204	4,953,134	4,834,653

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,076,967	$1,146,403	$1,319,860	$1,045,939	$1,052,162
Interest-bearing deposits	2,476,088	2,410,330	2,416,142	2,383,196	2,249,436
Securities sold under agreements to repurchase and other short-term borrowings	213,195	178,063	257,439	271,434	208,160
Federal Home Loan Bank advances	574,130	593,187	545,778	537,326	618,750
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,304,653	3,222,820	3,260,599	3,233,196	3,117,586
Stockholders' equity	675,470	663,077	641,624	640,686	633,874

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017

Total interest income(5)	$61,090	$58,356	$73,833	$56,349	$53,725
Total interest expense	8,057	7,272	6,168	5,711	5,418
Net interest income	53,033	51,084	67,665	50,638	48,307

Provision for loan and lease losses	4,077	4,932	17,255	6,071	4,221

Noninterest income:
Service charges on deposit accounts	3,579	3,574	3,555	3,325	3,395
Net refund transfer fees	149	3,473	16,352	171	177
Mortgage banking income	1,360	1,316	1,020	935	1,102
Interchange fee income	2,757	2,891	2,667	2,533	2,475
Program fees	1,686	1,323	1,696	1,851	1,597
Increase in cash surrender value of BOLI	385	379	371	384	394
Losses on available-for-sale debt securities	—	—	—	(136)	—
Net gains on OREO	248	320	132	254	31
Other	1,301	1,020	1,752	873	1,203
Total noninterest income	11,465	14,296	27,545	10,190	10,374

Noninterest expense:
Salaries and employee benefits	22,846	22,766	23,834	20,502	20,505
Occupancy and equipment, net	6,279	6,391	6,221	6,518	6,806
Communication and transportation	1,047	1,241	1,382	1,261	1,239
Marketing and development	1,449	1,283	916	1,098	1,677
FDIC insurance expense	360	345	525	328	300
Bank franchise tax expense	710	860	2,518	652	749
Data processing	2,350	2,443	2,386	2,606	1,795
Interchange related expense	1,138	1,098	1,007	931	928
Supplies	314	303	381	565	241
OREO expense	2	16	45	104	55
Legal and professional fees	935	728	1,043	616	446
Other	3,782	3,158	2,787	2,964	3,285
Total noninterest expense	41,212	40,632	43,045	38,145	38,026

Income before income tax expense	19,209	19,816	34,910	16,612	16,434
Income tax expense(1)	1,798	4,150	7,441	11,774	5,728

Net income	$17,411	$15,666	$27,469	$4,838	$10,706

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Per Share Data:

Basic weighted average shares outstanding	20,962	21,187	20,920	21,149	21,153
Diluted weighted average shares outstanding	21,120	21,331	21,018	21,258	21,236

Period-end shares outstanding:
Class A Common Stock	18,682	18,677	18,645	18,607	18,618
Class B Common Stock	2,213	2,215	2,243	2,243	2,243

Book value per share(6)	$32.39	$31.78	$31.27	$30.33	$30.36
Tangible book value per share(6)	31.34	30.73	30.22	29.27	29.29

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$0.84	$0.75	$1.32	$0.23	$0.51
Basic EPS - Class B Common Stock	0.76	0.68	1.21	0.21	0.47
Diluted EPS - Class A Common Stock	0.83	0.74	1.32	0.23	0.51
Diluted EPS - Class B Common Stock	0.76	0.68	1.20	0.21	0.47

Cash dividends declared per Common share:
Class A Common Stock	$0.242	$0.242	$0.242	$0.220	$0.220
Class B Common Stock	0.220	0.220	0.220	0.200	0.200

Performance Ratios:

Return on average assets	1.37%	1.23%	2.08%	0.39%	0.89%
Return on average equity	10.31	9.45	17.12	3.02	6.76
Efficiency ratio(7)	64	62	45	63	65
Yield on average interest-earning assets(5)	4.98	4.79	6.01	4.74	4.63
Cost of average interest-bearing liabilities	0.98	0.90	0.76	0.71	0.70
Cost of average deposits(8)	0.51	0.44	0.36	0.35	0.31
Net interest spread(5)	4.00	3.89	5.25	4.03	3.93
Net interest margin - Total Company(5)	4.32	4.19	5.50	4.26	4.17
Net interest margin - Core Bank(2)	3.76	3.64	3.55	3.72	3.68

Other Information:

End of period FTEs(9) - Total Company	1,034	1,013	1,003	997	970
End of period FTEs - Core Bank	983	933	922	915	896
Number of full-service banking centers	45	45	45	45	45

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$17,015	$17,502	$14,849	$14,118	$15,475
Loans past due 90-days-or-more and still on accrual	271	858	1,279	956	906
Total nonperforming loans	17,286	18,360	16,128	15,074	16,381
OREO	70	—	160	115	167
Total nonperforming assets	$17,356	$18,360	$16,288	$15,189	$16,548

Nonperforming Assets - Core Bank(2):
Loans on nonaccrual status	$17,015	$17,502	$14,849	$14,118	$15,475
Loans past due 90-days-or-more and still on accrual	22	22	27	19	55
Total nonperforming loans	17,037	17,524	14,876	14,137	15,530
OREO	70	—	160	115	167
Total nonperforming assets	$17,107	$17,524	$15,036	$14,252	$15,697

Delinquent Loans:
Delinquent loans - Core Bank	$11,840	$8,703	$8,303	$8,460	$7,756
Delinquent loans - RPG(4)(10)	5,986	4,429	17,530	5,641	4,270
Total delinquent loans - Total Company	$17,826	$13,132	$25,833	$14,101	$12,026

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.42%	0.44%	0.40%	0.38%	0.41%
Nonperforming assets to total loans (including OREO)	0.42	0.44	0.40	0.38	0.42
Nonperforming assets to total assets	0.33	0.35	0.32	0.30	0.33
Allowance for loan and lease losses to total loans	1.06	1.07	1.29	1.07	1.02
Allowance for loan and lease losses to nonperforming loans	254	245	325	284	245
Delinquent loans to total loans(3)(10)	0.43	0.31	0.64	0.35	0.30
Net charge-offs to average loans (annualized)	0.52	1.19	0.75	0.35	0.20

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.42%	0.43%	0.37%	0.36%	0.40%
Nonperforming assets to total loans (including OREO)	0.42	0.43	0.38	0.36	0.40
Nonperforming assets to total assets	0.33	0.34	0.31	0.28	0.32
Allowance for loan and lease losses to total loans	0.78	0.76	0.77	0.77	0.76
Allowance for loan and lease losses to nonperforming loans	184	179	205	213	190
Delinquent loans to total loans	0.29	0.21	0.21	0.21	0.20
Net charge-offs to average loans (annualized)	0.04	—	0.06	0.06	0.03

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of September 30, 2018, the Company was divided into five reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”), and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” operations, while the last two segments collectively constitute Republic Processing Group (“RPG”) operations. The Bank’s Correspondent Lending channel and the Company’s national branchless banking platform, MemoryBank®, are considered part of the Traditional Banking segment.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenue:

Core Banking:

Traditional Banking	Provides traditional banking products to clients in its market footprint primarily via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.	Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in the Bank's market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions	TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refund products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.	Loans, refund transfers, and prepaid cards.

Republic Credit Solutions	Offers consumer credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint, with a substantial portion of RCS clients considered subprime or near-prime borrowers.	Unsecured, consumer loans.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2017 Annual Report on Form 10-K. Republic evaluates segment performance using operating income. The Company allocates goodwill to the Traditional Banking segment. Republic generally allocates income taxes based on income before income tax expense unless Republic can reasonably make specific segment allocations. The Company makes transactions among reportable segments at carrying value.

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)

Segment information for the quarters and nine months ended September 30, 2018 and 2017 follows:

	Three Months Ended September 30, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$40,655	$4,414	$133	$45,202	$113	$7,718	$7,831	$53,033

Provision for loan and lease losses	696	(183)	—	513	(1,028)	4,592	3,564	4,077

Net refund transfer fees	—	—	—	—	149	—	149	149
Mortgage banking income	—	—	1,360	1,360	—	—	—	1,360
Program fees	—	—	—	—	93	1,593	1,686	1,686
Other noninterest income	7,864	11	124	7,999	22	249	271	8,270
Total noninterest income	7,864	11	1,484	9,359	264	1,842	2,106	11,465

Total noninterest expense	34,847	834	1,071	36,752	2,656	1,804	4,460	41,212

Income (loss) before income tax expense	12,976	3,774	546	17,296	(1,251)	3,164	1,913	19,209
Income tax expense (benefit)	966	864	114	1,944	(799)	653	(146)	1,798
Net income (loss)	$12,010	$2,910	$432	$15,352	$(452)	$2,511	$2,059	$17,411

Period-end assets	$4,537,971	$561,625	$13,251	$5,112,847	$15,991	$93,516	$109,507	$5,222,354

Net interest margin	3.82%	3.26%	NM	3.76%	NM	NM	NM	4.32%

Net-revenue concentration*	74%	7%	3%	84%	1%	15%	16%	100%

	Three Months Ended September 30, 2017
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$37,396	$4,737	$102	$42,235	$60	$6,012	$6,072	$48,307

Provision for loan and lease losses	683	(74)	—	609	(840)	4,452	3,612	4,221

Net refund transfer fees	—	—	—	—	177	—	177	177
Mortgage banking income	—	—	1,102	1,102	—	—	—	1,102
Program fees	—	—	—	—	63	1,534	1,597	1,597
Other noninterest income	7,130	11	65	7,206	16	276	292	7,498
Total noninterest income	7,130	11	1,167	8,308	256	1,810	2,066	10,374

Total noninterest expense	32,280	848	1,149	34,277	2,851	898	3,749	38,026

Income (loss) before income tax expense	11,563	3,974	120	15,657	(1,695)	2,472	777	16,434
Income tax expense (benefit)	3,951	1,454	41	5,446	(615)	897	282	5,728
Net income (loss)	$7,612	$2,520	$79	$10,211	$(1,080)	$1,575	$495	$10,706

Period-end assets	$4,361,591	$570,676	$9,395	$4,941,662	$13,090	$38,422	$51,512	$4,993,174

Net interest margin	3.70%	3.54%	NM	3.68%	NM	NM	NM	4.17%

Net-revenue concentration*	76%	8%	2%	86%	1%	13%	14%	100%

____________________
*Net revenue represents net interest income plus total noninterest income. Net-revenue concentration equals segment-level net revenue divided by total Company net revenue.

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)

	Nine Months Ended September 30, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$118,191	$12,169	$308	$130,668	$19,127	$21,987	$41,114	$171,782

Provision for loan and lease losses	2,158	88	—	2,246	11,473	12,545	24,018	26,264

Net refund transfer fees	—	—	—	—	19,974	—	19,974	19,974
Mortgage banking income	—	—	3,696	3,696	—	—	—	3,696
Program fees	—	—	—	—	276	4,429	4,705	4,705
Other noninterest income	22,591	30	211	22,832	1,212	887	2,099	24,931
Total noninterest income	22,591	30	3,907	26,528	21,462	5,316	26,778	53,306

Total noninterest expense	103,654	2,523	3,451	109,628	11,454	3,807	15,261	124,889

Income before income tax expense	34,970	9,588	764	45,322	17,662	10,951	28,613	73,935
Income tax expense	4,906	2,193	160	7,259	3,664	2,466	6,130	13,389
Net income	$30,064	$7,395	$604	$38,063	$13,998	$8,485	$22,483	$60,546

Period-end assets	$4,537,971	$561,625	$13,251	$5,112,847	$15,991	$93,516	$109,507	$5,222,354

Net interest margin	3.71%	3.18%	NM	3.65%	NM	NM	NM	4.67%

Net-revenue concentration*	63%	5%	2%	70%	18%	12%	30%	100%

	Nine Months Ended September 30, 2017
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$103,490	$13,073	$255	$116,818	$15,179	$15,885	$31,064	$147,882

Provision for loan and lease losses	2,611	(36)	—	2,575	6,763	12,295	19,058	21,633

Net refund transfer fees	—	—	—	—	18,329	—	18,329	18,329
Mortgage banking income	—	—	3,707	3,707	—	—	—	3,707
Program fees	—	—	—	—	103	3,869	3,972	3,972
Other noninterest income	20,618	27	192	20,837	152	1,227	1,379	22,216
Total noninterest income	20,618	27	3,899	24,544	18,584	5,096	23,680	48,224

Total noninterest expense	93,552	2,448	3,347	99,347	10,891	2,461	13,352	112,699

Income before income tax expense	27,945	10,688	807	39,440	16,109	6,225	22,334	61,774
Income tax expense	8,684	3,909	282	12,875	5,846	2,259	8,105	20,980
Net income	$19,261	$6,779	$525	$26,565	$10,263	$3,966	$14,229	$40,794

Period-end assets	$4,361,591	$570,676	$9,395	$4,941,662	$13,090	$38,422	$51,512	$4,993,174

Net interest margin	3.48%	3.58%	NM	3.49%	NM	NM	NM	4.34%

Net-revenue concentration*	63%	7%	2%	72%	17%	11%	28%	100%

____________________
* Net revenue represents net interest income plus total noninterest income. Net-revenue concentration equals segment-level net revenue divided by total Company net revenue.

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)

(1)

The 2017 Tax Cuts and Jobs Act (“TCJA”), enacted on December 22, 2017, lowered the federal corporate tax rate from 35% to 21%, effective January 1, 2018. With the TCJA’s meaningful impact during 2018 and the fourth quarter of 2017, the Company’s effective tax rate per quarter was as follows: 9.4% (quarter ended September 30, 2018); 20.9% (quarter ended June 30, 2018); 21.3% (quarter ended March 31, 2018); 70.9% (quarter ended December 31, 2017); and 34.9% (quarter ended September 30, 2017).

In addition to the TCJA lowering the Company’s 2018 federal income tax rate, Republic’s relatively low effective tax rate during the third quarter of 2018 was driven by approximately $2.8 million in income tax benefits recognized during the third quarter of 2018 as part of preparing the Company’s fiscal-year 2017 federal tax return due October 15, 2018. The Company considers approximately $2.6 million of the $2.8 million in federal income tax benefits to be nonrecurring in nature, with a portion of the remaining benefits to be realizable in the future.

A $6.3 million charge to income tax expense upon remeasurement of the Company’s deferred tax assets and liabilities at a 21% corporate tax rate drove the relatively high effective tax rate for the fourth quarter of 2017.

(2)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending, and Mortgage Banking segments.

(3)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(4)	Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

(5)

The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin, and net interest spread. The amount of loan fee income included in total interest income was $9.0 million and $9.1 million for the quarters ended September 30, 2018 and 2017. The amount of loan fee income included in total interest income was $44.4 million and $36.8 million for the nine months ended September 30, 2018 and 2017.

The amount of loan fee income included in total interest income per quarter was as follows: $9.0 million (quarter ended September 30, 2018); $8.5 million (quarter ended June 30, 2018); $26.9 million (quarter ended March 31, 2018); $9.4 million (quarter ended December 31, 2017); and $9.1 million (quarter ended September 30, 2017).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $17.8 million and $14.2 million for the nine months ended September 30, 2018 and 2017. EAs are only offered during the first two months of each year.

Republic Bancorp, Inc. Financial Information
Third Quarter 2018 Earnings Release (continued)

(6)

The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Sep. 30, 2018	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017

Total stockholders' equity - GAAP (a)	$676,810	$664,008	$653,254	$632,424	$633,287
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	4,925	4,914	4,925	5,044	5,128
Less: Core deposit intangible	705	756	807	858	911
Tangible stockholders' equity - Non-GAAP (c)	$654,880	$642,038	$631,222	$610,222	$610,948

Total assets - GAAP (b)	$5,222,354	$5,265,945	$5,078,334	$5,085,362	$4,993,174
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	4,925	4,914	4,925	5,044	5,128
Less: Core deposit intangible	705	756	807	858	911
Tangible assets - Non-GAAP (d)	$5,200,424	$5,243,975	$5,056,302	$5,063,160	$4,970,835

Total stockholders' equity to total assets - GAAP (a/b)	12.96%	12.61%	12.86%	12.44%	12.68%
Tangible stockholders' equity to tangible assets - Non-GAAP (c/d)	12.59%	12.24%	12.48%	12.05%	12.29%

Number of shares outstanding (e)	20,895	20,892	20,888	20,850	20,861

Book value per share - GAAP (a/e)	$32.39	$31.78	$31.27	$30.33	$30.36
Tangible book value per share - Non-GAAP (c/e)	31.34	30.73	30.22	29.27	29.29

(7)

The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls, and impairment of investment securities, if applicable.

(8)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(9)	FTEs – Full-time-equivalent employees.

(10)

Delinquent loans for the RPG segment included $13 million of EAs at March 31, 2018. EAs were only offered during the first two months of 2018. EAs do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer